UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

______________________________

WASHINGTON, D.C.  20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

SEPTEMBER 20, 2018

EMPIRE PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-16653	73-1238709
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2651 E. 21st Street, Suite 310, Tulsa Oklahoma	74114
(Address of principal executive offices)	(Zip Code)

(539) 444-8002
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐⁭  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐⁭  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐⁭  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐⁭  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01  Entry into a Material Definitive Agreement

Empire Louisiana LLC, a Delaware limited liability company d/b/a Empire Louisiana LLC of Delaware ("Empire Louisiana"), is a wholly owned subsidiary of Empire Petroleum Corporation (the "Corporation").  Empire Louisiana entered into a senior revolver loan agreement with CrossFirst Bank ("CrossFirst") dated as of September 20, 2018 (the "Loan Agreement").

Pursuant to the Loan Agreement, (a) the initial revolver commitment amount is $1,350,000, (b) the maximum principal amount that may be advanced is $5,000,000, (c) there are scheduled semiannual borrowing base redeterminations each year on April 1 and October 1 beginning in 2019, (d) the final maturity date is September 20, 2020, (e) outstanding borrowings bear interest at a rate equal to the prime rate of interest plus one hundred fifty basis points (1.50%), and (f) Empire Louisiana has the right to prepay loans under the Loan Agreement at any time without a prepayment penalty.

The Loan Agreement is guaranteed by the Corporation.  Empire Louisiana entered into a security agreement, pursuant to which the obligations under the Loan Agreement are secured by liens on substantially all of the assets of Empire Louisiana.  Furthermore, the obligations under the Loan Agreement are secured by a continuing, first priority mortgage lien, pledge of and security interest in not less than 80% of Empire Louisiana's producing oil, gas and other leasehold and mineral interests in the State of Louisiana.

The Loan Agreement requires Empire Louisiana to, commencing December 31, 2018, maintain (i) a minimum ratio of EBITDAX to interest expense of 3.00 to 1.00 and (ii) a ratio of funded debt to EBITDAX, calculated quarterly based initially on an annualized basis until twelve months of operations have occurred and thereafter on a trailing twelve months basis, of 4.00 to 1.00 or more.

The Loan Agreement contains customary affirmative and negative covenants, including as to compliance with laws, maintenance of required insurance, delivery of quarterly and annual financial statements, oil and gas engineering reports, maintenance and operation of property (including oil and gas properties), restrictions on the incurrence of liens, indebtedness, asset dispositions, fundamental changes, restricted payments and other customary covenants.

The foregoing summary of the Loan Agreement is qualified in its entirety by reference to the full terms and conditions of such agreement, a copy of which is included as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

As previously reported on the Current Report on Form 8-K of the Corporation filed on July 19, 2018, Empire Louisiana entered into a purchase and sale agreement with Exodus Energy, Inc. ("Exodus") dated as of July 12, 2018 (the "Purchase Agreement").

On September 20, 2018, Empire Louisiana purchased the oil and gas properties and assets from Exodus under the Purchase Agreement for a purchase price of $969,042.  The effective date of the transaction under the Purchase Agreement is August 1, 2018.  After certain adjustments under the Purchase Agreement related to the effective date, the total proceeds paid to Exodus were $866,901.  Such proceeds were paid from loan proceeds under the Loan Agreement described under Item 1.01 of this Current Report on Form 8-K and sales of unregistered securities described under Item 3.02 of this Current Report on Form 8-K.

The oil and gas properties subject to the Purchase Agreement include 1,500 gross developed and undeveloped acres and eight wells currently producing approximately 135 barrels of oil equivalent (BOE) per day.  Empire Louisiana's working interests in the wells range from 50% to 86%.

The foregoing description of the Purchase Agreement is only a summary, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to the Corporation's Current Report on Form 8-K on July 19, 2018 and incorporated herein by reference

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

For information on a direct financial obligation that is material to the Corporation, see Item 1.01 of this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Securities

From July 25, 2018 through September 5, 2018, the Corporation sold 1,016,667 shares of its common stock, par value $0.001 per share, along with warrants to purchase up to 1,016,667 shares of the Corporation's common stock at an exercise price of $0.25, for an aggregate purchase price of $ 152,500 to six accredited investors.  The warrants may be exercised at any time from the date of issuance until December 31, 2019.

On September 20, 2018, the Corporation sold 1,978,809 shares of its common stock, par value $0.001 per share, along with warrants to purchase up to 1,978,809 shares of the Corporation's common stock at an exercise price of $0.15, for an aggregate purchase price of $197,880.91 to Puckett Land Company.  The warrants may be exercised at any time from the date of issuance until December 31, 2020.  This sale to Puckett Land Company was made pursuant to a commitment letter dated July 19, 2018 by Puckett Land Company to purchase common stock and warrants to purchase common stock under certain circumstances in connection with the Corporation's acquisition of certain additional identified oil and gas properties.

The material terms and conditions applicable to the purchase and sale of the common stock and the warrants are set forth in the form of securities purchase agreement and related common share warrant certificate included as exhibits to this Current Report on Form 8-K.

The offers and sales related to the securities described above were not registered under the Securities Act of 1933, as amended, in reliance upon the exemption from the registration requirements of that act provided by Section 4(2) thereof and Regulation D promulgated by the Securities and Exchange Commission thereunder.  The investors described above are sophisticated accredited investors with the experience and expertise to evaluate the merits and risks of an investment in the Corporation's securities and the financial means to bear the risks of such an investment.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 13, 2018, the Board of Directors appointed Thomas Pritchard to serve on the Board of Directors to fill an existing vacancy on the Board of Directors.

Also on September 13, 2018, the Board of Directors appointed the persons set forth below to serve in the offices set forth opposite each such person's name:

Anthony Kamin	Chairman of the Board
Thomas Pritchard	Chief Executive Officer and Secretary
Michael R. Morrisett	President and Treasurer

Anthony Kamin has been serving on the Corporation's Board of Directors since December 2016.  Thomas Pritchard has been serving as the Corporation's Chief Executive Officer since January 2018.  Michael R. Morrisett has been serving as the Corporation's President since January 2015.

Anthony Kamin

Anthony N. Kamin serves as the President of Eastwood Investment Management (EIM), which he founded in 2001. EIM is a multi-strategy, multi-asset class family office which has been an active investor in energy and resource companies. Mr. Kamin is the Founder and Executive Chairman of Clean Plate Restaurants Inc. He was a Venture Partner with Venture Strategy Partners from 1998 to 2003 helping launch its venture operations. Mr. Kamin received a Masters Degree from Yale University in international relations with a concentration in international law in 1985.

Thomas Pritchard

Tommy Pritchard has been CEO of the Corporation since January 2018. Tommy co-founded Pritchard Energy Advisors, LLC and Pritchard Griffin Advisors in 2014 to serve the unique investment banking needs of the energy sector, including upstream, midstream, downstream and renewables. From 2012 to 2014, Mr. Pritchard served as Managing Director of the Energy Investment Banking division of Imperial Capital. Prior to this role, Mr. Pritchard served as CEO and Managing Director of Pritchard Capital Partners, which he founded in 2001 and later sold majority ownership in 2011. Over a period of ten years, Pritchard Capital Partners participated in raising over $16 billion in capital for firms in the oil and gas industry and provided trading and research services annually to over 150 energy companies. In 1997, Mr. Pritchard co-founded Offshore Tool and Energy, Inc., an oilfield services company that was sold in 2001. He began his professional career in 1984 with Drexel Burnham Lambert, and later held key roles at Bear Stearns, Jefferies and Johnson Rice. Mr. Pritchard earned his undergraduate degree in Geology from Washington and Lee University.

Michael R. Morrisett

Mr. Morrisett has served as a director of the Corporation and as the Corporation's President since January 19, 2015.  Mr. Morrisett has over 25 years of experience in investment banking and considerable experience in the management of non-operated oil and gas operations.  From April 2014 to May 2017, Mr. Morrisett has served as the Chief Financial Officer and currently Director of a privately held media and technology portfolio company based in San Francisco, California. From November 2012 to the present, Mr. Morrisett has served Total Energy Partners Funds, an investment fund engaged in the ownership of non-operated oil and gas working interests, in several capacities, including as a partner.  Prior to 2012, Mr. Morrisett served in various executive capacities at FINRA member investment banking firms and other oil and gas concerns.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

10.1	Senior Revolver Loan Agreement dated as of September 20, 2018 by and between Empire Louisiana, LLC and CrossFirst Bank

10.2	Form of Securities Purchase Agreement entered into by and between Empire Petroleum Corporation and investors

10.3	Form of Common Share Warrant Certificate entered into by and between Empire Petroleum Corporation and investors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE PETROLEUM CORPORATION

Date: September 25, 2018	By:	/s/ Michael R. Morrisett
Michael R. Morrisett
President